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Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


                                                          CONFIDENTIAL TREATMENT
                                                                    EXHIBIT 10.5





                        MEMORANDUM OF UNDERSTANDING (MOU)
                      REGARDING THE LEASE OF FIBER STRANDS
   BY METROMEDIA FIBER NETWORK SERVICES, INC. TO WILLIAMS COMMUNICATIONS, INC.

         Metromedia Fiber Network Services, Inc., a Delaware corporation ("MFN") and Williams Communications, Inc., a Delaware corporation ("Williams") intend to enter into one or more definitive written legal agreement(s) ("Definitive Agreement") embodying the terms set forth below. MFN and Williams are hereinafter collectively referred to as the "Parties." The Parties understand that this MOU creates certain binding legal obligations on MFN and Williams.

         The references made to Exhibits in this MOU are alphabetic references to the Exhibits attached to that certain Draft Fiber Lease Agreement dated May 21, 1999, (the "Draft Agreement") and are not necessarily in alphabetical order.

                                   BACKGROUND

         MFN is establishing a local fiber optic communication system consisting of metropolitan and city loops along the routes set forth in Exhibit A, (the "MFN Branch A System").

         MFN desires to lease to Williams certain optical fibers in the MFN Branch A System and Williams desires to lease such fibers from MFN.

         In addition, the Parties desire that MFN provide maintenance and collocation services with respect to the fibers leased to Williams on the MFN Branch A System and the fibers on the "Branch B Connections" (as such term is hereinafter defined).

         Further, MFN desires to lease to Williams and Williams desires to accept a lease from MFN for interconnections between the MFN Branch A System to certain other locations ("Branch B Connections").


                                 PROPOSED TERMS



         1. MFN Fiber Lease. MFN shall lease to Williams 86,612 miles of fiber on the MFN Branch A System, together with Branch B Connections, under substantially the same terms and conditions set forth in the Draft Agreement. The Parties shall execute a Definitive Agreement substantially consistent with and in the form of the Draft Agreement.




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         2. Collocation. MFN will provide rack space and certain other associated collocation services (as specified in the Draft Agreement) to Williams at all optical amplifier, regenerator, and junction sites and at certain points of presence along the MFN System identified in Exhibit J to the Draft Agreement. The charge for such services will be **** per rack space per month, provided that the Definitive Agreement will provide for credits to Williams that Williams may apply against the monthly charges for such collocation services (the "Collocation Credits"). Each Collocation Credit may be used to pay for one rack space and associated collocation services for one month. MFN shall provide Williams a number of Collocation Credits equal to the number of Collocation Credits provided by Williams to MFN in the Draft Agreement.


         3. Definitive Agreement. This MOU is intended to set forth the material provisions that have been agreed to by the Parties that are to be incorporated into the Definitive Agreement. The Definitive Agreement, when executed, shall supersede any terms and conditions expressed in this MOU or any other communication between the Parties. The Definitive Agreement shall consist of at least the lease between the Parties described in Section 1 hereinabove.

         4. Costs/Damages. The Parties shall each pay their respective costs incurred to complete this transaction. Neither Party shall be liable to the other party for any incidental, consequential, reliance or other special damages if no Definitive Agreement is executed between the Parties.

         5. Confidentiality. Except as required by law, (a) the terms of this MOU and the fact of these negotiations shall be kept confidential between the Parties; (b) neither Party shall disclose the terms of this MOU or the fact of these negotiations to any third party; (c) no press release or other public communication relating to this proposed transaction shall be made unless approved by both Parties.

         6. Execution of Definitive Agreement. The Parties shall undertake to enter into a Definitive Agreement within twenty (20) days of the effective date of this MOU.

         7. Notices. Pending execution of the Definitive Agreement, all notices and communications concerning this MOU shall be in writing and addressed to the other Party as set forth below each Party's signature line or at such other address as may be designated in writing to the other Party. Unless otherwise provided herein, notices shall be hand delivered, sent by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by facsimile, or on the day after being sent when sent by overnight delivery service.


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.



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         8. Choice of Law. This MOU and the Definitive Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without reference to its choice of law principles.

         9. Facsimile Signature. This MOU shall be effective upon signature by both Parties. This MOU may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and either of the Parties hereto may execute this MOU by signing any such counterparts. This MOU may be duly executed and delivered by a Party by execution and facsimile delivery of the signature page of a counterpart to the other Party, provided that, if delivery is made by facsimile, the executing party shall promptly deliver a complete counterpart that it has executed to the other Party.



METROMEDIA FIBER
NETWORK SERVICES, INC.                      WILLIAMS COMMUNICATIONS, INC.

By:                                         By:
    -------------------------                   -------------------------
Title:                                      Title:
       ----------------------                      ----------------------
Date:                                       Date:
      -----------------------                     -----------------------

Notice Address:                             Notice Address:

Attn: Howard Finkelstein                    Attn:  Todd Steele
President                                   Director, Business Development and
Metromedia Fiber Network Services, Inc.      Planning
One North Lexington Ave.                    Williams Communications, Inc
White Plains, NY  10601                     One Williams Center, MD-RC-3
914-421-6777 (fax)                          Tulsa, Oklahoma 74172
                                            918-573-0411



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